UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

ALLEGRO BIODIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Blvd., Suite 850, Los Angeles, California 90045

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Diametrics Medical, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders

On November 28, 2006, the stockholders of the Registrant approved and ratified the following proposals at a special meeting of the stockholders (the “Special Meeting”):

1.	The reincorporation of the Registrant in the State of Delaware and other related changes in the rights of stockholders (the “Reincorporation”);

2.	The Registrant’s 2006 Incentive Compensation Plan, as amended; and

3.	Indemnity agreements previously entered into between the Registrant and certain of its directors.

The vote on each of the above proposals was 38,873,908 shares in favor (representing 74.5% of the shares eligible to vote at the Special Meeting), and no shares against or withheld. There were no abstentions or broker non-votes.

Immediately following the approval of the Reincorporation by the stockholders, the Registrant consummated the Reincorporation, and in connection therewith, the corporate name of the Registrant was changed to “Allegro Biodiesel Corporation” and the Registrant’s new trading symbol is now (OTC: ABDS.OB). A description of the general effect of the Reincorporation upon the rights of holders of the Registrant’s Common Stock is set forth under the heading “Comparison of the Rights of Securityholders” on pages 7-17 of the Registrant’s Schedule 14C Information Statement, which is filed with the Securities and Exchange Commission. Such description is incorporated into this Item 3.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Incorporation of Biodiesel Development Corporation, filed herewith

3.2	Bylaws of Biodiesel Development Corporation, filed herewith

4.1	Certificate of Designations of the Series A Convertible Preferred Stock of Biodiesel Development Corporation, filed herewith

4.2	Certificate of Designations of the Series B Convertible Preferred Stock of Biodiesel Development Corporation, filed herewith

10.1	Agreement and Plan of Merger between Diametrics Medical, Inc. and Biodiesel Development Corporation, filed as Exhibit 10.1 to the Registrant’s Form 8-K dated October 24, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: December 1, 2006

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk Chief Financial Officer